SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported): April 27, 2007

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                    EAGLE HOSPITALITY PROPERTIES TRUST, INC.
               (Exact name of registrant specified in its charter)

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         Maryland                  001-32279                  55-0862656
        (State of          (Commission File Number)         (IRS Employer
      Incorporation)                                      Identification No.)


                       100 E. RiverCenter Blvd., Suite 480
                               Covington, KY 41011
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (859) 581-5900

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                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On April 27, 2007, Eagle Hospitality Properties Trust, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with AP AIMCAP Holdings LLC, a Maryland limited liability company ("Purchaser"), AP AIMCAP Corporation, a Maryland corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), and EHP Operating Partnership L.P., a Maryland limited partnership and the Company's operating partnership (the "Partnership" and, together with the Company, the "Company Parties").

Under the terms of the Agreement, the Company will be merged with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger as a subsidiary of Purchaser. Merger Sub and Purchaser are affiliates of Apollo Real Estate Advisors. Pursuant to the Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company, other than any shares held by the Company or any wholly-owned subsidiary of the Company, will be cancelled and converted into the right to receive $13.35 in cash, without interest (the "Merger Consideration"). In addition, immediately prior to the effective time of the Merger, all shares of Company restricted stock will vest and will be converted into the right to receive the Merger Consideration. The Company intends to pay its dividend of $.175 per quarter, prorated through the closing of the transaction.

At the effective time of the Merger, each issued and outstanding share of the Company's 8.25% Series A Cumulative Redeemable Preferred Shares will be exchanged for a share of 8.25% Series A Cumulative Redeemable Preferred Shares of Merger Sub, with terms identical to the terms of the existing preferred shares.

Consummation of the Merger is not subject to a financing condition but is subject to customary closing conditions, including approval of the Agreement, the Merger and the transactions contemplated by the Agreement by the Company's stockholders.

The Company has made customary representations and warranties in the Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a Superior Proposal (as defined in the Agreement).

Purchaser has obtained a debt financing commitment for the transactions contemplated by the Agreement, the proceeds of which will be used by Purchaser to pay the aggregate merger consideration and related fees and expenses of the transactions contemplated by the Agreement.

Pursuant to a guaranty, dated as of April 27, 2007 (the "Guaranty"), an affiliate of the Purchaser guaranteed the payment of the reverse termination fee and amounts arising from indemnification and expense reimbursement obligations of Purchaser or Merger Sub under the Agreement, up to $15.75 million in the aggregate.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company Parties. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company Parties, Purchaser or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Additional Information Regarding the Merger will be filed with the SEC.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation, which may be different than those of the Company's shareholders generally, is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, APOLLO REAL ESTATE ADVISORS AND THE MERGER. The proxy statement and other relevant material (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. The proxy statement and other relevant material (when they become available) may also be obtained free of charge by calling the Company's Investor Relations Department at (859) 581-5900 or on the Company's website.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, the Company and Purchaser have agreed to amend the employment agreements of J. William Blackham, Raymond D. Martz and Brian Guernier to remove the restrictions on competition with the Company, effective as of the closing of the Merger.


Item 8.01. Other Events.

On April 30, 2007, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is attached as Exhibit
99.1 and incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated April 27, 2007, by and among Eagle Hospitality Properties Trust, Inc., EHP Operating Partnership, L.P., AP AIMCAP Holdings LLC, and AP AIMCAP Corporation

10.1 Guaranty, dated April 27, 2007, by Apollo Real Estate Investment Fund V, L.P. in favor of Eagle Hospitality Properties Trust, Inc.

99.1    Press Release, dated April 30, 2007

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               EAGLE HOSPITALITY PROPERTIES
                                               TRUST, INC.


                                               By:  /s/ Raymond D. Martz
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                                                    Raymond D. Martz
                                                    Chief Financial Officer,
                                                    Secretary and Treasurer
Dated:  April 30, 2007

                                INDEX OF EXHIBITS

Exhibit Number    Description
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2.1               Agreement and Plan of Merger, dated April 27, 2007, by and among Eagle Hospitality Properties Trust, Inc., EHP Operating
                  Partnership, L.P., AP AIMCAP Holdings LLC, and AP AIMCAP
                  Corporation*
10.1              Guaranty, dated April 27, 2007, by Apollo Real Estate
                  Investment Fund V, L.P. in favor of Eagle Hospitality
                  Properties Trust, Inc.
99.1              Press release dated April 30, 2007


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* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.
The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.